Exhibit 10.1

INCREMENTAL TERM LOAN AMENDMENT dated as of October 19, 2007 (this “Amendment”), among COMPASS MINERALS INTERNATIONAL, INC. (f/k/a SALT HOLDINGS CORPORATION) (“Holdings”), COMPASS MINERALS GROUP, INC. (the “US Borrower”), SIFTO CANADA CORP. (the “Canadian Borrower”), SALT UNION LIMITED (the “UK Borrower” and, together with the US Borrower and the Canadian Borrower, the “Borrowers”), the INCREMENTAL LENDERS (as defined below) and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) under the Credit Agreement referred to below, to the CREDIT AGREEMENT dated as of November 28, 2001, as Amended and Restated as of April 10, 2002, as further Amended and Restated as of December 22, 2005, among Holdings, the Borrowers, the Lenders party thereto, the Administrative Agent and the other agents, arrangers and bookrunners party thereto, as in effect immediately prior to this Amendment (the “Credit Agreement”).

A.  Pursuant to the Credit Agreement, the Lenders have extended credit to the Borrowers and have agreed to extend credit to the Borrowers, in each case pursuant to the terms and subject to the conditions set forth therein.

B.  Pursuant to Section 2.23 of the Credit Agreement, the US Borrower has requested that the Incremental Lenders provide Incremental Term Loans (such term and each other capitalized term used but not defined herein having the meaning assigned to such term in the Credit Agreement (as amended hereby)) to the US Borrower under the Credit Agreement in an aggregate principal amount equal to $127,000,000.

C.  The Incremental Lenders are willing to provide such Incremental Term Loans to the US Borrower pursuant to the terms and subject to the conditions set forth herein.

D. With respect to such Incremental Term Loans, J.P. Morgan Securities Inc. will act as sole lead arranger and sole bookrunner.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1.  Defined Terms.  As used in this Amendment, the following terms have the meanings specified below:

“Amendment Transactions” shall mean, collectively, (a) the execution and delivery of this Amendment and the Reaffirmation Agreement (as defined in Section 10(o) hereof) by each Person party hereto or thereto, (b) the consummation of the Holdings Debt Tender Offer, (c) on or before October 31, 2007, the application of any Unused Proceeds to repurchase, redeem or discharge any Holdings 2012 Notes not tendered on terms reasonably satisfactory to the Administrative Agent, (d) the satisfaction or, to the extent permitted by the Credit Agreement, waiver of the conditions to the effectiveness hereof and thereof and (e) the consummation of the transactions contemplated hereby and thereby.

“Holdings Debt Tender Offer” shall mean the offer to purchase and consent solicitation made by Holdings on October 2, 2007 (as amended from time to time on terms reasonably satisfactory to the Administrative Agent), with respect to all the outstanding Holdings 2012 Notes, pursuant to which Holdings (a) will purchase all the Holdings 2012 Notes validly tendered and not withdrawn pursuant to such offer to purchase (the “Tendered Holdings 2012 Notes”) and (b) to the extent at least a majority of the aggregate principal amount of the Holdings 2012 Notes are validly tendered and not withdrawn, will enter into a supplemental indenture that amends the Holdings 2012 Notes Indenture to eliminate or modify (in a manner reasonably satisfactory to the Administrative Agent) all the material covenants (including the so-called restrictive covenants) contained therein, in each case in accordance with the Holdings Debt Tender Offer Documents.

“Holdings Debt Tender Offer Documents” shall mean Holdings’s Offer to Purchase and Consent Solicitation Statement dated October 2, 2007, and all other documents executed and delivered with respect to the Holdings Debt Tender Offer.

“Incremental Effective Date” shall mean the date on which all the conditions set forth or referred to in Section 10 hereof shall have been satisfied (or, to the extent permitted by the Credit Agreement, waived by each of the Incremental Lenders).

“Incremental Lenders” shall mean the Persons listed on Schedule 1 hereto (other than any such Person that has ceased to be a party hereto pursuant to an assignment in accordance with Section 10.04 of the Credit Agreement), as well as any Person that becomes an “Incremental Lender” hereunder pursuant to Section 10.04 of the Credit Agreement.

“Relevant Transaction Parties” shall mean, collectively, Holdings, each Borrower and each other US Credit Party.

“Tranche B-2 Term Commitment” shall mean, with respect to each Incremental Lender, the commitment of such Incremental Lender to make a Tranche B-2 Term Loan hereunder on the Incremental Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B-2 Term Loans to be made by such Incremental Lender hereunder, as set forth on Schedule 1 hereto.  The aggregate principal amount of the Tranche B-2 Term Commitments of all Incremental Lenders as of the date of this Amendment is $127,000,000.

“Tranche B-2 Term Loans” shall mean the loans made pursuant to Section 2 of this Amendment.

“Unused Proceeds” shall mean the proceeds of the Tranche B-2 Terms Loans that are not to be utilized on the Incremental Effective Date in accordance with Section 13(a).

SECTION 2.  Commitment.  Pursuant to the terms and subject to the conditions set forth herein, each Incremental Lender agrees to make a Tranche B-2 Term Loan to the US Borrower on the Incremental Effective Date in a principal amount not exceeding such Incremental Lender’s Tranche B-2 Term Commitment.  The funding of the Tranche B-2 Term Loans on the Incremental Effective Date shall be consummated at a closing to be held at the offices of Cravath, Swaine & Moore LLP, or at such other place as the US Borrower and the Administrative Agent shall agree upon.  Unless previously terminated, the Tranche B-2 Term Commitments shall terminate at 5:00 p.m., New York City time, on the Incremental Effective Date.

SECTION 3.  Amendments to Section 1.01.  (a)  Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Tranche B-2 Incremental Amendment” shall mean the Incremental Term Loan Amendment dated as of October 19, 2007, among Holdings, the Borrowers, the Additional Lenders party thereto and the Administrative Agent.

“Tranche B-2 Maturity Date” shall mean, with respect to the Tranche B-2 Term Loans, December 22, 2012, or, if such date is not a Business Day, the next succeeding Business Day.

“Tranche B-2 Term Loans” shall mean the loans made pursuant to the Tranche B-2 Incremental Amendment.

(b)  The definition of the term “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by deleting the last sentence in the second paragraph of such definition in its entirety and inserting the following text in lieu thereof:

“Notwithstanding anything to the contrary contained in this definition, (a) the Applicable Rates shall be the Highest Applicable Rates at all times during which there shall exist any Event of Default, (b) prior to the date of delivery of the financial statements pursuant to Section 6.01(b) for the fiscal year ended December 31, 2005, in no event shall the Applicable Rates be less than those described in the first sentence of this definition and (c) the Applicable Rates applicable to the Tranche B-2 Term Loans maintained as (i) Base Rate Loans shall be 1.00% and (ii) Eurodollar Loans shall be 2.00%.”

(c)  The definition of the term “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended by adding the text “the Tranche B-2 Maturity Date,” immediately after the text “the Term Loan Maturity Date,” in such definition.

(d)  The definition of the term “Required Lenders” in Section 1.01 of the Credit Agreement is hereby amended by inserting the text “, Incremental Term Loans” immediately after the first reference to the text “Term Loans” in the first sentence of such definition and by inserting the text “and Incremental Term Loans” immediately after the second reference to the text “Term Loans” in the first sentence of such definition.

(e)  The definition of the term “Term Loan Commitment” in Section 1.01 of the Credit Agreement is hereby amended by deleting clause (b) of the first sentence thereof and inserting the text “(b) reduced, increased or incurred from time to time pursuant to assignments by or to, or incremental commitments by, such Lender pursuant to Section 2.23, Section 10.04 or Section 10.11(b)” in lieu thereof.

SECTION 4.  Amendment to Section 2.01.  Section 2.01 of the Credit Agreement is hereby amended by inserting the text “or Tranche B-2 Term Loans” immediately after the text “Term Loans” in the last full paragraph after paragraph (c) of such Section.

SECTION 5.  Amendment to Section 2.03.  Section 2.03 of the Credit Agreement is hereby amended by (i) deleting the first reference to the word “or” in the first sentence of such Section and replacing it with the symbol “,”, (ii) inserting the text “or Incremental Term Borrowing” immediately after the first reference to the text “Term Borrowing” in the first sentence of such Section, (iii) inserting the text “Borrowing of any Incremental Term Loan,” immediately after the text “Term Borrowing,” in clause (ii) of the third sentence of such Section and (iv) deleting the text “or Term Borrowing” in clause (A) of the fourth sentence of such Section and inserting the text “, Term Borrowing or Incremental Term Borrowing” in lieu thereof.

SECTION 6.  Amendment to Section 2.10(a).  Section 2.10(a) of the Credit Agreement is hereby amended by inserting the text “and Tranche B-2 Term Loan” immediately after the text “Term Loan” in clause (ii) of such Section.

SECTION 7.  Amendment to Section 2.11(d).  Section 2.11 of the Credit Agreement is hereby amended by deleting paragraph (d) of such Section in its entirety and inserting the following text in lieu thereof:

“except for a prepayment pursuant to Section 2.20, each prepayment of B/A Drawings or principal of Term Borrowings or Tranche B-2 Term Loan Borrowings pursuant to this Section 2.11 shall be applied to the B/As included in such B/A Drawing, the Term Loans included in such Term Borrowing or the Tranche B-2 Term Loans included in such Tranche B-2 Term Loan Borrowing, as applicable, and to reduce the remaining Scheduled Repayments of the Term Loans or Tranche B-2 Term Loans, as applicable, at the US Borrower’s option, in direct order of maturity or on a pro rata basis (in each case, based upon the then remaining principal amounts of such Scheduled Repayments after giving effect to all prior reductions thereto);”

SECTION 8.  Amendment to Section 2.12(b).

(a)  Section 2.12 of the Credit Agreement is hereby amended by deleting the first sentence of paragraph (b) of such Section in its entirety and inserting the following text in lieu thereof:

In addition to any other mandatory repayments pursuant to this Section 2.12, on each date set forth below, the US Borrower shall be required to repay (i) that principal amount of Term Loans, to the extent then outstanding, as is set forth opposite each such date under the heading “Term Loan Amount” and (ii) that principal amount of Tranche B-2 Term Loans, to the extent then outstanding, as is set forth opposite each such date under the heading “Tranche B-2 Term Loan Amount” (each repayment set out in this paragraph (b), as the same may be reduced as provided in Sections 2.11(d) and 2.12(f), a “Scheduled Repayment”):

Scheduled Repayment Date	Term Loan Amount	Tranche B-2 Term Loan Amount
March 31, 2006	$875,000	--
June 30, 2006	$875,000	--
September 30, 2006	$875,000	--
December 31, 2006	$875,000	--
March 31, 2007	$875,000	--
June 30, 2007	$875,000	--
September 30, 2007	$875,000	--
December 31, 2007	$875,000	$317,500
March 31, 2008	$875,000	$317,500
June 30, 2008	$875,000	$317,500
September 30, 2008	$875,000	$317,500
December 31, 2008	$875,000	$317,500
March 31, 2009	$875,000	$317,500
June 30, 2009	$875,000	$317,500
September 30, 2009	$875,000	$317,500
December 31, 2009	$875,000	$317,500
March 31, 2010	$875,000	$317,500
June 30, 2010	$875,000	$317,500
September 30, 2010	$875,000	$317,500
December 31, 2010	$875,000	$317,500
March 31, 2011	$875,000	$317,500
June 30, 2011	$875,000	$317,500
September 30, 2011	$875,000	$317,500
December 31, 2011	$875,000	$317,500
March 31, 2012	$875,000	$317,500
June 30, 2012	$875,000	$317,500
September 30, 2012	$875,000	$317,500
Term Loan and Tranche B-2 Maturity Date	$326,375,000	$120,650,000

SECTION 9.  Amendments to Section 2.12(f).  Section 2.12(f) of the Credit Agreement is hereby amended by (i) adding the text “and, except as otherwise provided in the applicable Incremental Term Loan Amendment, Incremental Term Loans” immediately after the reference to “Term Loans” in the first sentence of the first paragraph of such Section and (ii) deleting the second sentence of such paragraph and inserting the following in lieu thereof:

“All repayments of outstanding Term Loans or Incremental Term Loans of any Tranche pursuant to Section 2.12(c), (d) and (e) shall be applied to reduce the then remaining Scheduled Repayments of the Term Loans or Incremental Term Loans of such Tranche on a pro rata basis (based on the then remaining Scheduled Repayments for such Tranche after giving effect to all prior reductions thereto).”

SECTION 10.  Conditions to Funding.  The obligations of the Incremental Lenders to make the Tranche B-2 Term Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or, to the extent permitted by the Credit Agreement, waived by each of the Incremental Lenders):

(a)  The Administrative Agent (or, in the case of clause (ii) below, its counsel) shall have received (i) from the US Borrower, at or prior to the time required by Section 2.03 of the Credit Agreement, a Borrowing Request with respect to the Borrowing of the Tranche B-2 Term Loans (A) that complies with the requirements of Section 2.03 of the Credit Agreement and (B) pursuant to which the US Borrower agrees that the provisions of Section 2.17 of the Credit Agreement shall apply to any failure by the US Borrower to borrow the Tranche B-2 Term Loans on the Incremental Effective Date and (ii) from each party hereto, either (A) a counterpart of this Amendment signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic (including Adobe pdf copy) transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

(b)  On the Incremental Effective Date, the Administrative Agent shall have received a certificate from Holdings and the US Borrower dated such date signed by an appropriate officer stating that all of the applicable conditions set forth in paragraphs (f) through (i), inclusive, of this Amendment (other than such conditions to the extent that same are subject to the satisfaction of the Administrative Agent), have been satisfied on such date.

(c)  The Administrative Agent shall have received opinions (addressed to the Administrative Agent and the Incremental Lenders and dated as of the Incremental Effective Date), from (i) Bryan Cave LLP, special counsel to Holdings, the US Borrower and each other US Credit Party, substantially in the form contained in Exhibit A-1 and containing such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, (ii) McInnes Cooper, special Canadian counsel to the Canadian Borrower, which opinion shall cover the matters contained in Exhibit A-2 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and (iii) DLA Piper UK LLP, special English counsel to the UK Borrower, which opinion shall cover the matters contained in Exhibit A-3 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.  The US Borrower hereby requests such counsel to deliver such opinions.

(d)  On the Incremental Effective Date, the Administrative Agent shall have received from each Relevant Transaction Party a certificate, dated the Incremental Effective Date, signed by the chairman of the board, the chief executive officer, the president or any vice president of such Relevant Transaction Party (or, in the case of any Foreign Credit Party, an authorized signatory thereof as permitted under applicable law and the relevant charter documents of such Foreign Credit Party), and attested to by the secretary or any assistant secretary of such Relevant Transaction Party (or, in the case of any Foreign Credit Party, another authorized signatory thereof as permitted under applicable law and the relevant charter documents of such Foreign Credit Party), in the form of Exhibit B with appropriate insertions, together with copies of the certificate or articles of incorporation, certificate of formation, operating agreements and by-laws (or equivalent organizational documents) of such Relevant Transaction Party and the resolutions of such Relevant Transaction Party referred to in such certificate and each of the foregoing shall be in form and substance reasonably satisfactory to the Administrative Agent.

(e)  On the Incremental Effective Date, all Company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of Company proceedings and governmental approvals, if any, that the Administrative Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper Company or governmental authorities.

(f)  On the Incremental Effective Date, nothing shall have occurred that has had, or is reasonably likely to have, a material adverse effect on the Amendment Transactions or a Material Adverse Effect.

(g)  On the Incremental Effective Date, there shall be no actions, suits, proceedings or investigations pending or threatened (a) with respect to this Amendment or any other Credit Document or the Amendment Transactions or (b) that is reasonably likely to have (i) a Material Adverse Effect or (ii) a material adverse effect on the Amendment Transactions, the rights or remedies of the Lenders or the Administrative Agent hereunder or under the Credit Agreement or on the ability of the US Borrower to perform its respective obligations to the Lenders or the Administrative Agent hereunder or under the Credit Agreement.

(h)  On the Incremental Effective Date, (a) all necessary and material governmental (domestic and foreign), regulatory and third party approvals in connection with the Amendment Transactions and otherwise referred to herein or therein shall have been obtained and remain in full force and effect and, to the extent reasonably requested by the Administrative Agent, evidence thereof shall have been provided to the Administrative Agent and (b) all applicable appeal periods and waiting periods shall have expired without any action being taken by any competent authority that restrains (or that could have a reasonable likelihood of restraining), prevents or imposes materially adverse conditions upon the consummation of the Amendment Transactions, the making of the Tranche B-2 Term Loans and the transactions contemplated herein.  On the Incremental Effective Date, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon, or materially delaying, or making economically unfeasible, the consummation of the Amendment Transactions or the making of the Tranche B-2 Term Loans.

(i)  On the Incremental Effective Date, Holdings will (a) pursuant to or in connection with the Holdings Debt Tender Offer and in accordance with the Holdings Debt Tender Offer Documents, purchase all the Holdings 2012 Notes validly tendered and not withdrawn by the holders thereof and (b) to the extent at least a majority of the aggregate principal amount of the Holdings 2012 Notes are validly tendered and not withdrawn, amend the Holdings 2012 Notes Indenture prior to giving effect to the consummation of the Holdings Debt Tender Offer to eliminate or modify (in a manner reasonably satisfactory to the Administrative Agent) all the material covenants (including the so-called restrictive covenants) contained in the Holdings 2012 Notes Indenture.

(j)  On or before the Incremental Effective Date, the Administrative Agent shall have received true and correct copies of all the Holdings Debt Tender Offer Documents, certified as such by an appropriate officer of Holdings, with, in each case, any changes thereto or waivers to the terms thereof to be reasonably satisfactory to the Administrative Agent.

(k)  On or before the Incremental Effective Date, the Administrative Agent shall have received evidence of insurance complying with the requirements of Section 6.03 of the Credit Agreement for the business and properties of the US Borrower and its Subsidiaries, in form reasonably satisfactory to the Administrative Agent, and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be canceled without at least 30 days’ prior written notice by the insurer to the Collateral Agent.

(l)  On the Incremental Effective Date, all costs, fees and expenses, and all other compensation due to the Administrative Agent or the Lenders and Incremental Lenders (including legal fees and expenses), shall have been paid to the extent due.

(m)  The Administrative Agent shall have received (i) reasonably satisfactory evidence of the continuing first-priority perfected Liens under the Security Documents (to the extent intended thereunder) after giving effect to the Amendment Transactions and (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports (if any), listing all effective financing statements that name any Credit Party as debtor and that are filed in the jurisdictions reasonably specified by the Administrative Agent, together with copies of all other financing statements that name any Credit Party as debtor (none of which shall cover any Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3 or the equivalent) as shall be required by local or foreign law fully executed for filing).

(n)  On the Incremental Effective Date, (i) the Total Leverage Ratio on a Pro Forma Basis (as provided in Section 2.23(a) of the Credit Agreement) after giving effect to the incurrence of the Tranche B-2 Term Loans and the application of the proceeds therefrom, as of the last day of the most recently ended four fiscal quarters of the US Borrower, shall not exceed 4.25 to 1.00, (ii) the US Borrower shall be in compliance, on a Pro Forma Basis (as provided in Section 2.23(a) of the Credit Agreement) after giving effect to the incurrence of the Tranche B-2 Term Loans and the application of the proceeds therefrom, with Section 7.09 and Section 7.10 of the Credit Agreement computed as if such Indebtedness had been outstanding during the most recently ended period of four consecutive fiscal quarters of the US Borrower, (iii) the incurrence of the Tranche B-2 Term Loans shall have been duly authorized by the US Borrower, (iv) the representations made in Sections 12(c) and (d) shall be true and correct and (v) the Administrative Agent shall have received a certificate of a responsible officer of the US Borrower, dated as of the Incremental Effective Date, confirming compliance with the conditions set forth in clauses (i), (ii), (iii) and (iv) of this paragraph (n), together with all relevant calculations related thereto.

(o)  A Reaffirmation Agreement substantially in the form of Exhibit C hereto (the “Reaffirmation Agreement”) shall have been executed and delivered by each party thereto.

(p)  On the Incremental Effective Date, the Administrative Agent shall have received a certificate of the chief financial officer of the US Borrower, either (i) confirming that there have been no changes to the information provided pursuant to Sections 6.01(j)(i) and 6.01(j)(ii) of the Credit Agreement since the most recent delivery pursuant to Section 6.01(j) of the Credit Agreement or (ii) setting out any such changes.

Notwithstanding the foregoing, the obligations of the Incremental Lenders to make Tranche B-2 Term Loans shall not become effective unless each of the foregoing conditions is satisfied at or prior to 5:00 p.m., New York City time, on October 31, 2007 (and, in the event such conditions are not so satisfied, this Amendment shall terminate at such time).

SECTION 11.  Repurchase, Redemption or Discharge of Holdings 2012 Notes.  Holdings (i) hereby covenants and agrees to apply any Unused Proceeds to repurchase, redeem or discharge any Holdings 2012 Notes not tendered pursuant to the

Holdings Debt Tender Offer, on terms reasonably satisfactory to the Administrative Agent, on or before October 31, 2007 and (ii) agrees that the failure to comply with clause (i) of this Section 11 may be treated as an Event of Default under the Credit Agreement.

SECTION 12.  Representations and Warranties.  Holdings and the Borrowers represent and warrant to the Administrative Agent and to each of the Incremental Lenders that:

(a)  This Amendment has been duly authorized, executed and delivered by Holdings and each Borrower and constitutes a legal, valid and binding obligation of such Person enforceable in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

(b)  Neither the performance by Holdings, the Borrowers or any other Credit Party of the Amendment Transactions, nor compliance by any such Person with the terms and provisions of the Reaffirmation Agreement or this Amendment, will (i) violate (A) any provision of applicable law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or By-laws of such Person, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which any of Holdings or any of its Subsidiaries is a party or by which any such party or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancelation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrowers or any of their respective Subsidiaries, other than the Liens created by the Credit Documents.

(c)  The representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects on and as of the Incremental Effective Date with the same effect as though such representations and warranties had been made on and as of such date (it being understood and agreed that any representation or warranty that by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

(d)  Immediately prior to and after giving effect to this Amendment and the borrowing of the Tranche B-2 Term Loans, there shall exist no Default or Event of Default.

SECTION 13.  Use of Proceeds. (a)  The proceeds of the Tranche B-2 Term Loans shall be utilized by the US Borrower solely to pay Dividends to Holdings (and, at the option of the US Borrower, related transaction costs), and the proceeds of such Dividends shall be used solely promptly to pay consideration for the Holdings 2012 Notes tendered in the Holdings Debt Tender Offer and promptly (but in any event no later than October 31, 2007) to repurchase, redeem or discharge any Holdings 2012 Notes not so tendered.

(b)  The US Borrower hereby authorizes and directs the Administrative Agent to deposit any Unused Proceeds into such escrow account to be identified by the Administrative Agent and the US Borrower.  Proceeds deposited into such escrow account will be released at the request of the US Borrower solely for application in accordance with paragraph (a) above.  Any interest earned or accrued on the Unused Proceeds in the escrow account shall be paid directly to the US Borrower.

SECTION 14.  Effectiveness; Amendments.  This Amendment shall become effective as of the date first above written when the Administrative Agent shall have received counterparts of this Amendment (including via telecopy or electronic (including Adobe pdf copy) transmission of a signed signature page of this Amendment) that, when taken together, bear the signatures of Holdings, the Borrowers, the Administrative Agent and the Incremental Lenders.  This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Holdings, the US Borrower, the Administrative Agent, each Incremental Lender and any other party the consent of which would be required by the Credit Agreement.

SECTION 15.  Credit Agreement.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Agents, the Issuing Bank, the Borrowers or any other Credit Party under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle the Borrowers to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.  After the date this Amendment becomes effective, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby.  This Amendment shall constitute an “Incremental Term Loan Amendment”, each Tranche B-2 Term Loan shall constitute an “Incremental Term Loan” and each Tranche B-2 Term Commitment shall constitute an “Incremental Term Loan Commitment”, in each case for all purposes of the Credit Agreement and the other Credit Documents.

SECTION 16.  No Novation.  This Amendment shall not extinguish the Loans outstanding under the Credit Agreement.  Nothing herein contained shall be construed as a substitution or novation of the Loans outstanding under the Credit Agreement, which shall remain outstanding after the Incremental Effective Date in accordance with their terms.  Notwithstanding any provision of this Amendment, the provisions of Sections 2.16, 2.17, 2.18 and 9.07 of the Credit Agreement as in effect immediately prior to the Incremental Effective Date will continue to be effective as to all matters arising out of or in any way related to facts or events existing or occurring prior to the Incremental Effective Date.

SECTION 17.  Applicable law.  This amendment shall be construed in accordance with and governed by the law of the state of New York.

SECTION 18.  Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract.  Delivery of an executed signature page to this Amendment by facsimile or electronic transmission (including Adobe pdf copy) shall be effective as delivery of a manually signed counterpart of this Amendment.

SECTION 19.  Expenses.  The US Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment.

SECTION 20.  Headings.  The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

SECTION 21.  Construction.  The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Amendment.

SECTION 22.  Severability.  Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

COMPASS MINERALS INTERNATIONAL, INC.,
By
/s/ Rodney Underdown
Name: Rodney Underdown
Title: Vice President and CFO

COMPASS MINERALS GROUP, INC.,
By
/s/ Rodney Underdown
Name: Rodney Underdown
Title: Vice President and CFO

SIFTO CANADA CORP.,
by
/s/ Rodney Underdown
Name: Rodney Underdown
Title: Vice President and CFO

SALT UNION LIMITED ,
by
/s/ David Goadby
Name: David Goadby
Title: Director

JPMORGAN CHASE BANK, N.A., Individually and as Administrative Agent,
By
/s/ Stacey Haimes
Name: Stacey Haimes
Title: Executive Director

SIGNATURE PAGE TO INCREMENTAL TERM LOAN AMENDMENT DATED AS OF
October 19, 2007, TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 28, 2001, AS AMENDED AND RESTATED AS OF APRIL 10, 2002, AS FURTHER AMENDED AND RESTATED AS OF DECEMBER 22, 2005, AMONG COMPASS MINERALS INTERNATIONAL, INC., COMPASS MINERALS GROUP, INC., SIFTO CANADA CORP., SALT UNION LIMITED, THE LENDERS PARTY THERETO, JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, AND THE OTHER AGENTS AND PARTIES THERETO

JPMorgan Chase Bank, N.A.
By
/s/ Stacey Haimes
Name: Stacey Haimes
Title: Executive Director

The Bank of Nova Scotia
By
/s/ J. F. Todd
Name: J. F. Todd
Title: Managing Director

/s/ Patrick J. Hawes
Name: Patrick J. Hawes
Title: Comptroller

General Electric Capital Corporation
By
/s/ Alison P. Trapp
Name: Alison P. Trapp
Title: Duly Authorized Signatory

Calyon New York Branch:
By
/s/ Blake Wright
Name: Blake Wright
Title: Managing Director

/s/ Joseph Philbin
Name: Joseph Philbin
Title: Director

Bank Midwest. N.A.
By
/s/ Mark McCaskill
Name: Mark McCaskill
Title: Vice President

Bank of America, N.A.:
By
/s/ Michael Viazzoli
Name: Michael Viazzoli
Title: Senior Vice President

/s/ Carlos E. Arias
Name: Carlos E. Arias
Title: Assistant Vice President

Wells Fargo Bank, N.A.
By
/s/ Tammy R. Henke
Name: Tammy R. Henke
Title: Vice President

AIB Debt Management, Limited
By
/s/ Roisin O’Connell
Name: Roisin O’Connell
Title: Vice President

Valley View State Bank
By
/s/ Timothy J. Kelly
Name: Timothy J. Kelly
Title: President

Goldman Sachs Bank U.S.A.
By
/s/ William Yarbenet
Name: William Yarbenet
Title: Vice President

Credit Suisse, Cayman Island Branch:
By
/s/ Doreen Barr
Name: Doreen Barr
Title: Vice President

/s/ Morenikeji Ajayi
Name: Morenikeji Ajayi
Title: Associate

Fortis Capital Corp.:
By
/s/ John M. Crawford
Name: John M. Crawford
Title: Managing Director

/s/ John Spillane
Name: John Spillane
Title: Vice President

Raymond James Bank, FSB
By
/s/ Joseph A. Ciccolini
Name: Joseph A. Ciccolini
Title: Vice President

National City Bank
By
/s/ Jeremy J. Henrich
Name: Jeremy J. Henrich
Title: Account Officer

Commerce Bank, N.A.
By
/s/ R. David Emley, Jr.
Name: R. David Emley, Jr.
Title: Vice President

Bank of Tokyo-Mitsubishi UFJ Trust Company
By
/s/ Anna Giller
Name: Anna Giller
Title: Vice President